EXHIBIT 23.01

Consent of Independent Registered Public Accounting Firm

The Board of Directors

CSG Systems International, Inc.:

We consent to the incorporation by reference in the registration statements on Form S-8 (File Nos. 333-10315, 333-32951, 333-48451, 333-83715, 333-42202, 333-81656, 333-104206, 333-117928 and 333-125584) and Form S-3/A (File No. 333-117427) of CSG Systems International, Inc. of our reports dated March 13, 2006, with respect to the consolidated balance sheets of CSG Systems International, Inc. as of December 31, 2005 and 2004, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2005, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 and the effectiveness of internal control over financial reporting as of December 31, 2005, which reports appear in the December 31, 2005 annual report on Form 10-K of CSG Systems International, Inc.

KPMG LLP

Denver, Colorado

March 13, 2006